Exhibit 21

SIGMA-ALDRICH CORPORATION

SUBSIDIARIES

Sigma-Aldrich Corporation (Delaware), the Registrant:

1)	Sigma-Aldrich Co. (Illinois)

(A)	Sigma-Aldrich Israel, Ltd. (Israel)

(B)	Aldrich Chemical Company, Inc. (Delaware)

(C)	Sigma-Aldrich B.V. (Netherlands)

(1)	Sigma-Aldrich Holding B.V. (Netherlands)

(a)	Sigma-Aldrich Chemie Holding GmbH (Germany)

(i)	Sigma-Aldrich Chemie GmbH (Germany)

(ii)	Sigma-Aldrich Produktions GmbH (Germany)

(iii)	Sigma Ark GmbH (Germany)

(iv)	Proligo International GmbH (Germany)

a.	Proligo Biochemie GmbH (Germany)

i.	Sigma-Aldrich Laborchemikalien GmbH (Germany)

b.	Proligo France SAS (France)

c.	Proligo Singapore Pte. Ltd. (Singapore)

d.	Proligo Japan GK (Japan)

e.	Proligo Australia Pty. Ltd. (Australia)

(E)	Sigma-Aldrich Chemie Verwaltungs GmbH (Germany)

(F)	Sigma-Aldrich GrundsteucksVerwaltungs GmbH & Co. KG (Germany)

(G)	Aldrich Chemical Foreign Holding LLC (Missouri)

(1)	Sigma-Aldrich Chimie S.N.C. (France)

(a)	Sigma-Aldrich Chimie S.a.r.l. (France)

(H)	Sigma Chemical Foreign Holding LLC (Missouri)

(I)	Supelco, Inc. (Delaware)

(1)	Advanced Separation Technologies, Inc. (New Jersey)

(a)	Advanced Separation Technologies Ltd. (UK)

(J)	Sigma-Aldrich Biotechnology Holding Co., Inc. (Missouri)

(K)	Sigma-Aldrich Biotechnology Investment LLC (Missouri)

(L)	Sigma-Aldrich Biotechnology LP (Missouri)

(M)	Sigma-Genosys of Texas, Inc. (Texas)

(N)	Sigma-Genosys Holdings LLC (Missouri)

(O)	Sigma-Genosys LP (Texas)

(P)	Sigma-Aldrich Business Holdings, Inc. (Delaware)

(1)	Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)

(Q)	Sigma-Aldrich Lancaster, Inc. (Missouri)

(1)	Techcare Systems, Inc. (California)

(R)	KL Acquisition Corp (Missouri)

(1)	Chemical Trade, Limited (Russia)

(2)	MedChem, Limited (Russia)

(a)	SAF-LAB (Russia)

(3)	Sigma-Aldrich Rus (Russia)

(S)	Sigma-Aldrich China, Inc. (Missouri)

(T)	Sigma-Aldrich Logistik GmbH (Germany)

(U)	Sigma-Aldrich Manufacturing, LLC (Missouri)

Exhibit 21 (continued)

2)	Sigma-Aldrich, Inc. (Wisconsin)

3)	Sigma-Aldrich Finance Co. (Missouri)

4)	Sigma-Aldrich & Subs Foreign Sales Corporation (Barbados)

5)	Sigma-Aldrich (Switzerland) Holding AG (Switzerland)

(A)	Sigma-Aldrich Chemie GmbH (Switzerland)

(B)	Sigma-Aldrich Production GmbH (Switzerland)

(1)	Sigma-Aldrich GmbH (Switzerland)

(C)	Sigma-Aldrich N.V./S.A. (Belgium)

(1)	Sigma-Aldrich Chemie B.V. (Netherlands)

(D)	Sigma-Aldrich Italia S.r.l. (Italy)

(1)	Sigma-Aldrich S.r.l. (Italy)

(E)	Sigma-Aldrich (Shanghai) Trading Co. Ltd. (China)

(F)	Sigma-Aldrich Denmark A/S (Denmark)

(G)	Sigma-Aldrich Finland Oy (Finland)

(H)	Sigma-Aldrich Norway AS (Norway)

(I)	Sigma-Aldrich Sweden AB (Sweden)

6)	Sigma-Aldrich Company, Ltd. (UK)

(A)	SAFC Biosciences Limited (UK)

(B)	Pharmorphix Limited (UK)

7)	Sigma-Aldrich Foreign Holding Co. (Missouri)

(A)	Sigma-Aldrich Handels GmbH (Austria)

(B)	Sigma-Aldrich spol.s.r.o. (Czech Republic)

(C)	Sigma-Aldrich (O M) Ltd. (Greece)

(D)	Sigma-Aldrich Kft (Hungary)

(E)	Sigma-Aldrich Financial Services Limited (Ireland)

(F)	Sigma-Aldrich Ireland Ltd. (Ireland)

(G)	Sigma-Aldrich Sp. z.o.o. (Poland)

(H)	Sigma-Aldrich Quimica S.A. (Spain)

(J)	Sigma-Aldrich de Argentina S.A. (Argentina)

(K)	Sigma-Aldrich Pty., Limited (Australia)

(L)	Sigma-Aldrich Oceania Pty. Limited (Australia)

(M)	Sigma-Aldrich Australia General Partnership (Australia)

(1)	Sigma-Aldrich New Zealand Ltd. (New Zealand)

(N)	SAFC Biosciences Pty. Ltd. (Australia)

(L)	Sigma-Aldrich Quimica Brasil Ltda. (Brazil)

(P)	Sigma-Aldrich Canada Ltd. (Canada)

(Q)	Sigma-Aldrich Chemicals Private Ltd. (India)

(R)	Sigma-Aldrich Japan KK (Japan)

(S)	Sigma-Aldrich Holding Ltd. (Korea)

(1)	Sigma-Aldrich Korea Ltd.

(T)	Sigma-Aldrich Quimica S.A. de C.V. (Mexico)

(U)	Sigma-Aldrich Pte. Ltd. (Singapore)

(1)	Sigma-Aldrich (M) Sdn. Bhd. (Malaysia)

(V)	Sigma-Aldrich Pty. Ltd. (South Africa)

(W)	Silverberry Limited (Ireland)

(1)	Shrawdine Limited (Ireland)

(a)	Sigma-Aldrich Ireland Ltd. (Ireland)

i.	SAFC Arklow Limited (Ireland)

8)	Sigma-Aldrich Insurance Company Ltd. (Bermuda)

9)	SAFC, Inc. (Wisconsin)

10)	SAFC-JRH Holding Company, Inc. (Delaware)

(A)	SAFC Biosciences, Inc. (Delaware)